Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Second Quarter • June 30, 2017

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp
Second Quarter 2017

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the third quarter 2017 and full year 2017.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) fiber primarily supporting small cell networks (collectively, "small cells," and together with towers, "wireless infrastructure"). Our towers have a significant presence in each of the top 100 US markets, and the majority of our fiber is located in major metropolitan areas. Crown Castle owns, operates and leases shared wireless infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the U.S., and which consists of (1) approximately 40,000 towers and (2) approximately 29,000 route miles of fiber primarily supporting small cell networks.
Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "leases"). We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.
Proposed Lightower Acquisition
On July 18, 2017, the Company announced that it has entered in a definitive agreement to acquire LTS Group Holdings LLC ("Lightower") for approximately $7.1 billion in cash (subject to certain limited adjustments). Lightower owns or has rights to approximately 32,000 route miles of fiber located primarily in top metro markets in the Northeast, including Boston, New York and Philadelphia. Following completion of the Proposed Lightower Acquisition, the Company will own or have rights to approximately 60,000 route miles of fiber.
The historical financial statements, financial metrics and outlook herein are as of June 30, 2017, and do not give effect to our Proposed Lightower Acquisition.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of wireless infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our wireless infrastructure. We seek to maximize our site rental cash flows by working with our customers to provide them quick access to our wireless infrastructure and entering into associated long-term leases. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our customers to expand coverage and capacity in order to meet increasing demand for wireless connectivity, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our customers' growing connectivity needs through our shared wireless infrastructure model, which is an efficient and cost effective way to serve our customers. We also believe that there will be considerable future demand for our wireless infrastructure based on the location of our wireless infrastructure and the rapid growth in wireless connectivity, which will lead to future growth in the wireless industry.

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. We seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

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◦	purchases of shares of our common stock from time to time;

◦	acquisitions or construction of towers, fiber and small cells;

◦	acquisitions of land interests under towers;

◦	improvements and structural enhancements to our existing wireless infrastructure; or

◦	purchases, repayment or redemption of our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the demand for wireless connectivity. We believe that such demand for our wireless infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

HISTORICAL AFFO PER SHARE (1)

(1)
See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(2)	AFFO per share represents the midpoint of the full year 2017 outlook as issued on July 19, 2017.

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	44	17	President and Chief Executive Officer
Daniel K. Schlanger	43	1	Senior Vice President and Chief Financial Officer
James D. Young	56	11	Senior Vice President and Chief Operating Officer
Kenneth J. Simon	56	1	Senior Vice President and General Counsel
Michael J. Kavanagh	49	6	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	44	20	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	71	21
P. Robert Bartolo	Director	Audit, Compensation	45	3
Cindy Christy	Director	Compensation, NCG(1), Strategy	51	9
Ari Q. Fitzgerald	Director	Compensation, NCG(1), Strategy	54	14
Robert E. Garrison II	Director	Audit, Compensation	75	12
Lee W. Hogan	Director	Audit, Compensation, Strategy	72	16
Edward C. Hutcheson	Director	Strategy	71	22
Robert F. McKenzie	Director	Audit, Strategy	73	22
Anthony J. Melone	Director	NCG(1), Strategy	57	2
W. Benjamin Moreland	Director		53	10
Jay A. Brown	Director		44	1

(1)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Guggenheim Robert Gutman (212) 518-9148	Jefferies Mike McCormack (212) 284-2516
JPMorgan Philip Cusick (212) 622-1444	Macquarie Amy Yong (212) 231-2624	MoffettNathanson Nick Del Deo (212) 519-0025
Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137
Pacific Crest Securities Brandon Nispel (503) 821-3871	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
Stifel Matthew Heinz (443) 224-1382	SunTrust Robinson Humphrey Greg Miller (212) 303-4169	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Phil Kibel (212) 553-1653	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
High price(1)	$103.98	$94.57	$92.95	$98.77	$97.41
Low price(1)	$92.34	$82.29	$76.89	$87.07	$81.38
Period end closing price(2)	$100.18	$93.57	$85.05	$91.35	$97.40
Dividends paid per common share	$0.95	$0.95	$0.95	$0.885	$0.885
Volume weighted average price for the period(1)	$97.68	$88.19	$84.55	$92.52	$87.25
Common shares outstanding, at period end	366	361	361	338	338
Market value of outstanding common shares, at period end(3)	$36,677	$33,813	$30,664	$30,836	$32,879

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of June 30, 2017)
Towers
Number of towers(1)	40,127
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(2)	$16
Weighted average remaining customer contract term (years)(3)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by Towers segment site rental gross margin)	62% / 38%
Weighted average maturity of ground leases (years)(4)	34
Small Cells
Number of route miles of fiber (in thousands)	29
Remaining contracted customer receivables ($ in billions)(2)	$2
Weighted average remaining customer contract term (years)(3)	6

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2017	2016	2017	2016
Operating Data:
Net revenues
Site rental	$868,806	$804,600	$1,725,742	$1,603,893
Network services and other	169,529	157,809	328,535	292,899
Net revenues	$1,038,335	$962,409	$2,054,277	$1,896,792

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$269,285	$252,852	$534,302	$505,472
Network services and other	104,622	95,867	203,430	176,838
Total cost of operations	$373,907	$348,719	$737,732	$682,310

Net income (loss) attributable to CCIC common stockholders	$112,114	$75,061	$231,252	$111,904
Net income (loss) attributable to CCIC common stockholders per share - diluted(6)	$0.31	$0.22	$0.64	$0.33

Non-GAAP Data(5):
Adjusted EBITDA	$588,534	$549,669	$1,169,946	$1,088,787
FFO	404,626	356,429	805,573	672,725
AFFO	439,907	392,478	890,071	787,632
AFFO per share(6)	$1.20	$1.16	$2.45	$2.34

(1)	Excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' option.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by Towers segment site rental gross margin.

(5)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of Adjusted EBITDA, FFO and AFFO.

(6)
Based on diluted weighted-average common shares outstanding of 365.8 million, 338.6 million, 363.9 and 336.7 million for the three months ended June 30, 2017 and 2016, and the six months ended June 30, 2017 and 2016, respectively.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2017	2016	2017	2016
Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$488,017	$480,525	$934,109	$918,181
Net cash provided by (used for) investing activities(1)	(911,083)	(669,188)	(2,674,224)	(876,934)
Net cash provided by (used for) financing activities	417,261	214,403	1,371,477	(131,189)

(dollars in thousands)	June 30, 2017	December 31, 2016
Balance Sheet Data (at period end):
Cash and cash equivalents	$199,663	$567,599
Property and equipment, net	10,507,736	9,805,315
Total assets	24,483,624	22,675,092
Total debt and other long-term obligations(2)	13,841,265	12,171,142
Total CCIC stockholders' equity	7,590,309	7,557,115

(dollars in thousands, except per share amounts)	Three Months Ended June 30, 2017
Other Data:
Net debt to last quarter annualized Adjusted EBITDA(3)	5.8	x
Dividend per common share	$0.95

OUTLOOK FOR THIRD QUARTER 2017 AND FULL YEAR 2017
(dollars in millions, except per share amounts)	Third Quarter 2017			Full Year 2017
Site rental revenues	$888	to	$893	$3,504	to	$3,529
Site rental cost of operations(4)	$275	to	$280	$1,071	to	$1,096
Net income (loss)	$90	to	$110	$426	to	$476
Net income (loss) per share - diluted(5)(8)	$0.24	to	$0.30	$1.16	to	$1.30
Adjusted EBITDA(6)	$600	to	$605	$2,389	to	$2,414
Interest expense and amortization of deferred financing costs(7)	$142	to	$147	$552	to	$582
FFO(6)	$404	to	$409	$1,623	to	$1,653
AFFO(6)	$447	to	$452	$1,813	to	$1,838
AFFO per share(5)(6)	$1.22	to	$1.23	$4.96	to	$5.03

(1)
Includes net cash used for acquisitions of approximately $606 million and $472 million for the three months ended June 30, 2017 and 2016, respectively and $2.1 billion and $494 million for the six months ended June 30, 2017 and 2016, respectively.

(2)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

(3)	The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter of ownership of Wilcon, as this acquisition closed on June 26, 2017.

(4)	Exclusive of depreciation, amortization and accretion.

(5)
The assumption for third quarter 2017 and full year 2017 diluted weighted-average common shares outstanding is 367.5 million and 365.7 million, respectively, based on diluted common shares outstanding as of June 30, 2017.

(6)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(7)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(8)	Calculated using net income (loss) attributable to CCIC common stockholders.

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OUTLOOK FOR FULL YEAR 2017 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2017 Outlook	Full Year 2016
Components of changes in site rental revenues(7):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(1)(3)	$3,186	$2,907

New leasing activity(1)(3)	155 - 175	174
Escalators	80 - 85	89
Non-renewals	(95) - (90)	(74)
Organic Contribution to Site Rental Revenues(4)	140 - 170	189
Straight-lined revenues associated with fixed escalators	(20) - (10)	47
Acquisitions and builds(2)	185	90
Other	—	—
Total GAAP site rental revenues	$3,504 - $3,529	$3,233

Year-over-year changes in revenue:(6)
Reported GAAP site rental revenues	8.7%
Organic Contribution to Site Rental Revenues(4)(5)	4.9%

(1)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(2)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(3)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(4)	See definitions provided herein.

(5)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(6)	Calculated based on midpoint of Full Year 2017 Outlook.

(7)	See additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$199,663	$567,599
Restricted cash	117,913	124,547
Receivables, net	305,982	373,532
Prepaid expenses	175,976	128,721
Other current assets	151,801	130,362
Total current assets	951,335	1,324,761
Deferred site rental receivables	1,299,440	1,317,658
Property and equipment, net	10,507,736	9,805,315
Goodwill	6,919,358	5,757,676
Other intangible assets, net	3,953,812	3,650,072
Long-term prepaid rent and other assets, net	851,943	819,610
Total assets	$24,483,624	$22,675,092

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$178,927	$188,516
Accrued interest	107,764	97,019
Deferred revenues	387,065	353,005
Other accrued liabilities	209,224	221,066
Current maturities of debt and other obligations	114,932	101,749
Total current liabilities	997,912	961,355
Debt and other long-term obligations	13,726,333	12,069,393
Other long-term liabilities	2,169,070	2,087,229
Total liabilities	16,893,315	15,117,977
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: June 30, 2017—366,115,800 and December 31, 2016—360,536,659	3,661	3,605
Additional paid-in capital	11,433,018	10,938,236
Accumulated other comprehensive income (loss)	(5,183)	(5,888)
Dividends/distributions in excess of earnings	(3,841,187)	(3,378,838)
Total equity	7,590,309	7,557,115
Total liabilities and equity	$24,483,624	$22,675,092

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Net revenues:
Site rental	$868,806	$804,600	$1,725,742	$1,603,893
Network services and other	169,529	157,809	328,535	292,899
Net revenues	1,038,335	962,409	2,054,277	1,896,792
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	269,285	252,852	534,302	505,472
Network services and other	104,622	95,867	203,430	176,838
General and administrative	97,736	91,386	198,460	188,967
Asset write-down charges	4,327	11,952	4,972	19,912
Acquisition and integration costs	8,250	3,141	13,900	8,779
Depreciation, amortization and accretion	295,615	276,026	584,164	553,901
Total operating expenses	779,835	731,224	1,539,228	1,453,869
Operating income (loss)	258,500	231,185	515,049	442,923
Interest expense and amortization of deferred financing costs	(141,769)	(129,362)	(276,256)	(255,740)
Gains (losses) on retirement of long-term obligations	—	(11,468)	(3,525)	(42,017)
Interest income	1,027	105	1,397	279
Other income (expense)	(1,106)	(518)	3,494	(3,791)
Income (loss) before income taxes	116,652	89,942	240,159	141,654
Benefit (provision) for income taxes	(4,538)	(3,884)	(8,907)	(7,756)
Net income (loss)	112,114	86,058	231,252	133,898
Dividends on preferred stock	—	(10,997)	—	(21,994)
Net income (loss) attributable to CCIC common stockholders	$112,114	$75,061	$231,252	$111,904

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.31	$0.22	$0.64	$0.33
Net income (loss) attributable to CCIC common stockholders, diluted	$0.31	$0.22	$0.64	$0.33

Weighted-average common shares outstanding (in thousands):
Basic	364,493	337,560	362,662	335,857
Diluted	365,832	338,609	363,892	336,658

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SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
(dollars in thousands)	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$717,645	$151,161		$868,806	$705,716	$98,884		$804,600
Segment network service and other revenue	157,977	11,552		169,529	142,053	15,756		157,809
Segment revenues	875,622	162,713		1,038,335	847,769	114,640		962,409
Segment site rental cost of operations	211,204	51,861		263,065	210,444	34,165		244,609
Segment network service and other cost of operations	95,837	8,604		104,441	81,922	12,423		94,345
Segment cost of operations(1)	307,041	60,465		367,506	292,366	46,588		338,954
Segment site rental gross margin(2)	506,441	99,300		605,741	495,272	64,719		559,991
Segment network services and other gross margin(2)	62,140	2,948		65,088	60,131	3,333		63,464
Segment general and administrative expenses(1)	22,875	18,666	40,754	82,295	22,505	15,718	35,563	73,786
Segment operating profit(2)	545,706	83,582	(40,754)	588,534	532,898	52,334	(35,563)	549,669
Stock-based compensation expense			16,835	16,835			21,998	21,998
Depreciation, amortization and accretion			295,615	295,615			276,026	276,026
Interest expense and amortization of deferred financing costs			141,769	141,769			129,362	129,362
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(3)			17,663	17,663			32,341	32,341
Income (loss) from continuing operations before income taxes				$116,652				$89,942

(1)
Segment cost of operations exclude (1) stock-based compensation expense of $1.4 million and $4.4 million for the three months ended June 30, 2017 and 2016, respectively and (2) prepaid lease purchase price adjustments of $5.0 million and $5.4 million for the three months ended June 30, 2017 and 2016, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $15.4 million and $17.6 million for the three months ended June 30, 2017 and 2016, respectively.

(2)
See "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(3)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
(dollars in thousands)	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$1,434,181	$291,561		$1,725,742	$1,408,555	$195,338		$1,603,893
Segment network service and other revenue	307,592	20,943		328,535	267,063	25,836		292,899
Segment revenues	1,741,773	312,504		2,054,277	1,675,618	221,174		1,896,792
Segment site rental cost of operations	420,668	99,107		519,775	415,009	71,648		486,657
Segment network service and other cost of operations	184,773	16,833		201,606	151,911	20,458		172,369
Segment cost of operations(1)	605,441	115,940		721,381	566,920	92,106		659,026
Segment site rental gross margin(2)	1,013,513	192,454		1,205,967	993,546	123,690		1,117,236
Segment network services and other gross margin(2)	122,819	4,110		126,929	115,152	5,378		120,530
Segment general and administrative expenses(1)	46,635	36,355	79,960	162,950	46,104	31,240	71,635	148,979
Segment operating profit(2)	1,089,697	160,209	(79,960)	1,169,946	1,062,594	97,828	(71,635)	1,088,787
Stock-based compensation expense			41,777	41,777			52,703	52,703
Depreciation, amortization and accretion			584,164	584,164			553,901	553,901
Interest expense and amortization of deferred financing costs			276,256	276,256			255,740	255,740
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(2)			27,590	27,590			84,789	84,789
Income (loss) from continuing operations before income taxes				$240,159				$141,654

(1)
Segment cost of operations exclude (1) stock-based compensation expense of $6.3 million and $12.7 million for the six months ended June 30, 2017 and 2016, respectively and (2) prepaid lease purchase price adjustments of $10.1 million and $10.6 million for the six months ended June 30, 2017 and 2016, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $35.5 million and $40.0 million for the six months ended June 30, 2017 and 2016, respectively.

(2)
See "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(3)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Net income (loss)	$112,114	$86,058	$231,252	$133,898
Real estate related depreciation, amortization and accretion	288,185	269,416	569,348	540,909
Asset write-down charges	4,327	11,952	4,972	19,912
Dividends on preferred stock	—	(10,997)	—	(21,994)
FFO(1)(2)(4)	$404,626	$356,429	$805,573	$672,725
Weighted average common shares outstanding — diluted(3)	365,832	338,609	363,892	336,658
FFO per share(1)(4)	$1.11	$1.05	$2.21	$2.00

FFO (from above)	$404,626	$356,429	$805,573	$672,725
Adjustments to increase (decrease) FFO:
Straight-lined revenue	807	(16,204)	(455)	(33,539)
Straight-lined expense	22,655	23,881	45,871	47,646
Stock-based compensation expense	16,835	21,998	41,777	52,703
Non-cash portion of tax provision	(4,791)	(35)	(1,213)	1,747
Non-real estate related depreciation, amortization and accretion	7,430	6,611	14,816	12,993
Amortization of non-cash interest expense	2,420	3,782	5,256	7,993
Other (income) expense	1,106	518	(3,494)	3,791
Gains (losses) on retirement of long-term obligations	—	11,468	3,525	42,017
Acquisition and integration costs	8,250	3,141	13,900	8,779
Capital improvement capital expenditures	(9,570)	(8,910)	(16,465)	(15,311)
Corporate capital expenditures	(9,861)	(10,200)	(19,019)	(13,911)
AFFO(1)(2)(4)	$439,907	$392,478	$890,071	$787,632
Weighted average common shares outstanding — diluted(3)	365,832	338,609	363,892	336,658
AFFO per share(1)(4)	$1.20	$1.16	$2.45	$2.34

(1)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(2)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(3)	Based on the diluted weighted-average common shares outstanding for the three and six months ended June 30, 2017 and 2016.

(4)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Six Months Ended June 30,
(dollars in thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$231,252	$133,898
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	584,164	553,901
Gains (losses) on retirement of long-term obligations	3,525	42,017
Amortization of deferred financing costs and other non-cash interest	5,256	7,993
Stock-based compensation expense	45,232	40,135
Asset write-down charges	4,972	19,912
Deferred income tax benefit (provision)	261	3,947
Other non-cash adjustments, net	(3,486)	1,672
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	16,963	84,145
Decrease (increase) in assets	45,970	30,561
Net cash provided by (used for) operating activities	934,109	918,181
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(2,103,503)	(493,932)
Capital expenditures	(563,361)	(392,997)
Net (payments) receipts from settled swaps	(328)	8,141
Other investing activities, net	(7,032)	1,854
Net cash provided by (used for) investing activities	(2,674,224)	(876,934)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,345,115	4,501,206
Principal payments on debt and other long-term obligations	(59,947)	(43,838)
Purchases and redemptions of long-term debt	—	(3,536,362)
Borrowings under revolving credit facility	1,755,000	3,030,000
Payments under revolving credit facility	(1,405,000)	(3,720,000)
Payments for financing costs	(11,446)	(35,604)
Net proceeds from issuance of capital stock	464,023	323,798
Purchases of capital stock	(22,594)	(24,460)
Dividends/distributions paid on common stock	(696,025)	(597,846)
Dividends paid on preferred stock	—	(21,994)
Net (increase) decrease in restricted cash	2,351	(6,089)
Net cash provided by (used for) financing activities	1,371,477	(131,189)
Net increase (decrease) in cash and cash equivalents - continuing operations	(368,638)	(89,942)
Discontinued operations:
Net cash provided by (used for) investing activities	—	113,150
Net increase (decrease) in cash and cash equivalents - discontinued operations	—	113,150
Effect of exchange rate changes	702	320
Cash and cash equivalents at beginning of period	567,599	178,810
Cash and cash equivalents at end of period	$199,663	$202,338
Supplemental disclosure of cash flow information:
Interest paid	260,255	217,783
Income taxes paid	10,372	10,186

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended June 30,
(dollars in millions)	2017	2016
Components of changes in site rental revenues(6):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(1)(3)	$788	$706

New leasing activity(1)(3)	45	44
Escalators	21	23
Non-renewals	(24)	(18)
Organic Contribution to Site Rental Revenues(4)	42	49
Straight-lined revenues associated with fixed escalators	(1)	16
Acquisitions and builds(2)	40	34
Other	—	—
Total GAAP site rental revenues	$869	$805

Year-over-year changes in revenue:
Reported GAAP site rental revenues	8.0%
Organic Contribution to Site Rental Revenues(4)(5)	5.3%

(1)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(2)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(3)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(4)	See definitions provided herein.

(5)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(6)	See additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED ESCALATORS(1)
	Three Months Ended June 30,
	2017			2016
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Site rental straight-lined revenue	$(3,359)	$2,552	$(807)	$13,862	$2,342	$16,204
Site rental straight-lined expenses	22,527	128	22,655	23,820	61	23,881

	Six Months Ended June 30,
	2017			2016
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Site rental straight-lined revenue	$(4,381)	$4,836	$455	$28,758	$4,781	$33,539
Site rental straight-lined expenses	45,411	460	45,871	47,570	76	47,646

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended June 30,
	2017			2016
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Prepaid rent received	$32,755	$37,507	$70,262	$45,717	$25,713	$71,430
Amortization of prepaid rent	29,325	28,278	57,603	25,361	27,014	52,375

	Six Months Ended June 30,
	2017			2016
(dollars in thousands)	Towers	Small Cells	Total	Towers	Small Cells	Total
Prepaid rent received	$63,351	$74,255	$137,606	$88,062	$58,100	$146,162
Amortization of prepaid rent	57,087	54,010	111,097	50,627	49,460	100,087

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)
Reflects up front payments received from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended June 30,
	2017				2016
(dollars in thousands)	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Discretionary:
Purchases of land interests	$21,207	$—	$—	$21,207	$19,119	$5	$—	$19,124
Wireless infrastructure construction and improvements	76,270	184,038	—	260,308	75,921	85,354	—	161,275
Sustaining:
Capital improvement and corporate	9,473	4,052	5,906	19,431	9,140	2,091	7,878	19,109
Total	$106,950	$188,090	$5,906	$300,946	$104,180	$87,450	$7,878	$199,508

PROJECTED REVENUE FROM CUSTOMER LICENSES(1)
	Remaining six months	Years Ended December 31,
(as of June 30, 2017; dollars in millions)	2017	2018	2019	2020	2021
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	1,772	$3,605	$3,676	$3,754	$3,831
Straight-lined site rental revenues associated with fixed escalators	(13)	(73)	(132)	(192)	(240)
GAAP site rental revenue	$1,759	$3,532	$3,544	$3,562	$3,591

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Remaining six months	Years Ended December 31,
(as of June 30, 2017; dollars in millions)	2017	2018	2019	2020	2021
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$305	$622	$637	$653	$673
Straight-lined site rental ground lease expense associated with fixed escalators	43	79	68	57	45
GAAP ground lease expense	$407	$701	$705	$711	$718

(1)
Based on customer licenses as of June 30, 2017. All customer licenses are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(2)	Based on existing ground leases as of June 30, 2017. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(1)
	Remaining six months	Years Ended December 31,
(as of June 30, 2017; dollars in millions)	2017	2018	2019	2020	2021
AT&T	$9	$39	$35	$44	$74
Sprint	22	36	39	22	39
T-Mobile	13	25	59	21	31
Verizon	11	21	20	28	26
All Others Combined	26	44	37	36	33
Total	$81	$165	$191	$151	$203

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(2)(3) (dollars in millions)
2017	2018	Thereafter	Total
$50-$55	$30-$40	$35-$60	$115-$155

CUSTOMER OVERVIEW
(as of June 30, 2017)	Percentage of Q2 2017 LQA Site Rental Revenues	Weighted Average Current Term Remaining(4)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	26%	6	BBB+ / Baa1
T-Mobile	23%	5	BB
Verizon	19%	7	BBB+ / Baa1
Sprint	17%	5	B / B3
All Others Combined	15%	4	N/A
Total / Weighted Average	100%	6

(1)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

(2)	Estimated impact to site rental revenues in the applicable period based on the anticipated timing and amount of decommissioning activity, as of June 30, 2017.

(3)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(4)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of June 30, 2017; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA TOWERS SEGMENT SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA Towers segment site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of June 30, 2017; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of June 30, 2017)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of June 30, 2017)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of June 30, 2017; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Towers Segment Site Rental Gross Margin	Percentage of LQA Towers Segment Site Rental Gross Margin	Number of Towers(1)	Percentage of Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$357	13%	$197	10%	5,842	15%
10 to 20 years	449	16%	237	12%	7,835	20%
Greater 20 years	1,198	42%	795	40%	16,950	42%
Total leased	$2,003	71%	$1,229	62%	30,627	76%	34

Owned	818	29%	752	38%	9,500	24%
Total / Average	$2,821	100%	$1,982	100%	40,127	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by Towers segment site rental gross margin.

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	392	819
Average number of years extended	35	31
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.1%	0.1%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	97	198
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$22	$44
Percentage of Towers segment site rental gross margin from towers residing on land purchased	<1%	<1%

(1)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 6/30/2017	Fixed vs. Variable	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash	$200

Senior Secured Tower Revenue Notes, Series 2010-3(3)	1,250	Fixed	Secured	6.1%		2040(3)
Senior Secured Tower Revenue Notes, Series 2010-6(3)	1,000	Fixed	Secured	4.9%		2040(3)
Senior Secured Tower Revenue Notes, Series 2015-1(3)	300	Fixed	Secured	3.2%		2042(3)
Senior Secured Tower Revenue Notes, Series 2015-2(3)	700	Fixed	Secured	3.7%		2045(3)
3.849% Secured Notes	1,000	Fixed	Secured	3.8%		2023
Senior Secured Notes, Series 2009-1, Class A-1	43	Fixed	Secured	6.3%		2019
Senior Secured Notes, Series 2009-1, Class A-2	70	Fixed	Secured	9.0%		2029
Capital Leases & other obligations	241	Various	Secured	Various		Various
Total secured debt	$4,603			4.8%	2.0x
Senior Unsecured Revolving Credit Facility(4)	350	Variable	Unsecured	2.6%		2022
Senior Unsecured Term Loan A	2,432	Variable	Unsecured	2.6%		2022
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
3.400% Senior Notes	850	Fixed	Unsecured	3.4%		2021
4.450% Senior Notes	900	Fixed	Unsecured	4.5%		2026
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
3.700% Senior Notes	750	Fixed	Unsecured	3.7%		2026
2.250% Senior Notes	700	Fixed	Unsecured	2.3%		2021
4.000% Senior Notes	500	Fixed	Unsecured	4.0%		2027
4.750% Senior Notes	350	Fixed	Unsecured	4.8%		2047
Total unsecured debt	$9,332			3.7%	4.0x
Total net debt	$13,735			4.1%	5.8x
Market Capitalization(5)	36,677
Firm Value(6)	$50,412

(1)	Represents the weighted-average stated interest rate.

(2)
Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA. The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter of ownership of Wilcon, as this acquisition closed on June 26, 2017.

(3)
If the respective series of such debt is not paid in full on or prior to an applicable date then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2010-3 and 2010-6 have anticipated repayment dates in 2020. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates of 2022 and 2025, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(4)	As of June 30, 2017, the undrawn availability under the $2.5 billion Revolving Credit Facility is $2.1 billion.

(5)	Market capitalization calculated based on $100.18 closing price and 366.1 million shares outstanding as of June 30, 2017.

(6)	Represents the sum of net debt and market capitalization.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)

% of Debt Outstanding
Fixed
Variable
20%
80%

(as of June 30, 2017; dollars in millions)
$40
$41
$41
$72
$67
$1,315
$1,065
$977
$827
$3,350
$4
$2,653
$4
$4
$4
$704
$4
$2,526
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
1H 2024
2H 2024
1H 2025
2H 2025
Thereafter

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(1)
(dollars in thousands)	June 30, 2017
Cash and cash equivalents(2)	$199,663
Undrawn revolving credit facility availability(3)	2,140,426
Restricted cash	122,913
Debt and other long-term obligations(4)	13,841,265
Total equity	7,590,309

(1)
We have an At-The-Market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate cumulative gross sales price of up to $500.0 million to or through sales agents. As of June 30, 2017, 4.1 million shares of common stock had been sold under the ATM Program generating net proceeds of $346.3 million.

(2)	Exclusive of restricted cash.

(3)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our Senior Unsecured Credit Facility.

(4)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of June 30, 2017
Maintenance Financial Covenants(2)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.7x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		1.8x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(3)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.6x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(4)	4.6x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(4)	4.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(4)	7.0x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(5)	4.6x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(5)	4.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(5)	7.0x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(3)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(4)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, or 2009 Securitized Notes, respectively.

(5)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Remaining six months	Years Ended December 31,
(as of June 30, 2017; dollars in millions)	2017	2018	2019
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$10,903	$10,883	$10,867
Current Interest Payment Obligations(3)	242	484	483
Effect of 0.125% Change in Interest Rates(4)	—	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$2,751	$2,689	$2,566
Current Interest Payment Obligations(5)	37	80	85
Effect of 0.125% Change in Interest Rates(6)	2	3	3

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of June 30, 2017. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s senior unsecured credit rating.

(6)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of June 30, 2017 plus 12.5 bps.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the wireless infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the wireless infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO and AFFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and exclude the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO and AFFO per share only as a performance measure. AFFO and AFFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO and FFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO and FFO per share help investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO and FFO per share are not key performance indicators used by the Company. FFO and FFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment revenues less segment cost of operations and segment general and administrative expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of (1) improvements to existing wireless infrastructure and construction of new wireless infrastructure (collectively referred to as "revenue generating") and (2) purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.
Sustaining capital expenditures. We define sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
(dollars in thousands)	2017	2016	2017	2016	2016
Net income (loss)	$112,114	$86,058	$231,252	$133,898	$356,973
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4,327	11,952	4,972	19,912	34,453
Acquisition and integration costs	8,250	3,141	13,900	8,779	17,453
Depreciation, amortization and accretion	295,615	276,026	584,164	553,901	1,108,551
Amortization of prepaid lease purchase price adjustments	5,007	5,367	10,084	10,569	21,312
Interest expense and amortization of deferred financing costs(1)	141,769	129,362	276,256	255,740	515,032
Gains (losses) on retirement of long-term obligations	—	11,468	3,525	42,017	52,291
Interest income	(1,027)	(105)	(1,397)	(279)	(796)
Other income (expense)	1,106	518	(3,494)	3,791	8,835
Benefit (provision) for income taxes	4,538	3,884	8,907	7,756	16,881
Stock-based compensation expense	16,835	21,998	41,777	52,703	96,538
Adjusted EBITDA(2)(3)	$588,534	$549,669	$1,169,946	$1,088,787	$2,227,523

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q3 2017			Full Year 2017
(dollars in millions)	Outlook			Outlook
Net income (loss)	$90	to	$110	$426	to	$476
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$20	to	$30
Acquisition and integration costs	$8	to	$12	$28	to	$38
Depreciation, amortization and accretion	$296	to	$310	$1,178	to	$1,208
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs(1)	$142	to	$147	$552	to	$582
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4
Interest income	$(1)	to	$1	$(3)	to	$1
Other income (expense)	$(1)	to	$3	$(2)	to	$0
Benefit (provision) for income taxes	$3	to	$7	$14	to	$22
Stock-based compensation expense	$24	to	$26	$89	to	$94
Adjusted EBITDA(2)(3)	$600	to	$605	$2,389	to	$2,414

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended June 30,
(dollars in thousands)	2017	2016
Interest expense on debt obligations	$139,349	$125,580
Amortization of deferred financing costs and adjustments on long-term debt, net	4,540	4,815
Other, net	(2,120)	(1,033)
Interest expense and amortization of deferred financing costs	$141,769	$129,362

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q3 2017			Full Year 2017
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$140	to	$142	$546	to	$561
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$7	$17	to	$21
Other, net	$(2)	to	$(2)	$(8)	to	$(6)
Interest expense and amortization of deferred financing costs	$142	to	$147	$552	to	$582

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Net income (loss)	$112,114	$86,058	$231,252	$133,898
Real estate related depreciation, amortization and accretion	288,185	269,416	569,348	540,909
Asset write-down charges	4,327	11,952	4,972	19,912
Dividends on preferred stock	—	(10,997)	—	(21,994)
FFO(1)(2)(4)	$404,626	$356,429	$805,573	$672,725

FFO (from above)	$404,626	$356,429	$805,573	$672,725
Adjustments to increase (decrease) FFO:
Straight-lined revenue	807	(16,204)	(455)	(33,539)
Straight-lined expense	22,655	23,881	45,871	47,646
Stock-based compensation expense	16,835	21,998	41,777	52,703
Non-cash portion of tax provision	(4,791)	(35)	(1,213)	1,747
Non-real estate related depreciation, amortization and accretion	7,430	6,611	14,816	12,993
Amortization of non-cash interest expense	2,420	3,782	5,256	7,993
Other (income) expense	1,106	518	(3,494)	3,791
Gains (losses) on retirement of long-term obligations	—	11,468	3,525	42,017
Acquisition and integration costs	8,250	3,141	13,900	8,779
Capital improvement capital expenditures	(9,570)	(8,910)	(16,465)	(15,311)
Corporate capital expenditures	(9,861)	(10,200)	(19,019)	(13,911)
AFFO(1)(2)(4)	$439,907	$392,478	$890,071	$787,632
Weighted average common shares outstanding — diluted(3)	365,832	338,609	363,892	336,658
AFFO per share(1)(4)	$1.20	$1.16	$2.45	$2.34

(1)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(2)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(3)	Based on the diluted weighted-average common shares outstanding for the three and six months ended June 30, 2017 and 2016.

(4)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2016	2015	2014	2013
Net income (loss)	$356,973	$525,286	$346,314	$60,001
Real estate related depreciation, amortization and accretion	1,082,083	1,018,303	971,562	730,076
Asset write-down charges	34,453	33,468	14,246	13,595
Adjustment for noncontrolling interest(1)	—	—	—	—
Dividends on preferred stock	(43,988)	(43,988)	(43,988)	—
FFO(3)(4)(6)	$1,429,521	$1,533,069	$1,288,133	$803,672

FFO (from above)	$1,429,521	$1,533,069	$1,288,133	$803,672
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(47,377)	(111,263)	(183,393)	(212,856)
Straight-lined expense	94,246	98,738	101,890	78,619
Stock-based compensation expense	96,538	67,148	56,431	39,031
Non-cash portion of tax provision(2)	7,322	(63,935)	(19,490)	185,723
Non-real estate related depreciation, amortization and accretion	26,468	17,875	14,219	11,266
Amortization of non-cash interest expense	14,333	37,126	80,854	99,244
Other (income) expense	8,835	(57,028)	(11,992)	3,902
Gains (losses) on retirement of long-term obligations	52,291	4,157	44,629	37,127
Net gain (loss) on interest rate swaps	—	—	—	—
Acquisition and integration costs	17,453	15,678	34,145	25,574
Adjustment for noncontrolling interest(1)	—	—	—	—
Capital improvement capital expenditures	(42,818)	(46,789)	(31,056)	(17,520)
Corporate capital expenditures	(46,948)	(58,142)	(50,317)	(27,099)
AFFO(3)(4)(6)	$1,609,864	$1,436,635	$1,324,054	$1,026,684
Weighted average common shares outstanding — diluted(5)	340,879	334,062	333,265	299,293
AFFO per share(3)(6)	$4.72	$4.30	$3.97	$3.43

(1)    Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(2)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(3)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(4)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(5)	Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2016, 2015, 2014 and 2013.

(6)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for FFO and AFFO:

	Q3 2017			Full Year 2017
(in millions of dollars, except share and per share amounts)	Outlook			Outlook
Net income (loss)	$90	to	$110	$426	to	$476
Real estate related depreciation, amortization and accretion	$291	to	$301	$1,154	to	$1,174
Asset write-down charges	$9	to	$11	$20	to	$30
FFO(2)(3)	$404	to	$409	$1,623	to	$1,653
Weighted-average common shares outstanding—diluted(1)	367.5			365.7
FFO per share(2)(3)	$1.10	to	$1.11	$4.45	to	$4.52

FFO (from above)	$404	to	$409	$1,623	to	$1,653
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$0	to	$5	$4	to	$19
Straight-lined expense	$20	to	$25	$81	to	$96
Stock-based compensation expense	$24	to	$26	$89	to	$94
Non-cash portion of tax provision	$(2)	to	$3	$(6)	to	$4
Non-real estate related depreciation, amortization and accretion	$5	to	$9	$24	to	$34
Amortization of non-cash interest expense	$2	to	$5	$9	to	$15
Other (income) expense	$(1)	to	$3	$(2)	to	$0
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4
Acquisition and integration costs	$8	to	$12	$28	to	$38
Capital improvement capital expenditures	$(15)	to	$(10)	$(41)	to	$(31)
Corporate capital expenditures	$(19)	to	$(14)	$(53)	to	$(43)
AFFO(2)(3)	$447	to	$452	$1,813	to	$1,838
Weighted-average common shares outstanding—diluted(1)	367.5			365.7
AFFO per share(2)(3)	$1.22	to	$1.23	$4.96	to	$5.03

(1)	The assumption for third quarter 2017 and full year 2017 diluted weighted-average common shares outstanding is based on diluted common shares outstanding as of June 30, 2017.

(2)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended June 30,
(dollars in millions)	2017			2016
Total face value of debt	$13,935.1			$12,520.6
Ending cash and cash equivalents(1)	199.7			202.3
Total net debt	$13,735.4			$12,318.3

Adjusted EBITDA for the three months ended June 30,	$588.5			$549.7
Last quarter annualized Adjusted EBITDA	2,354.1			2,198.7
Net debt to Last Quarter Annualized Adjusted EBITDA	5.8	x	(2)	5.6	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended June 30,
(dollars in thousands)	2017		2016
Adjusted EBITDA	$588,534		$549,669
Interest expense on debt obligations	139,349		125,580
Interest Coverage Ratio	4.2	x	4.4	x

(1)    Excludes restricted cash.

(2)	The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter of ownership of Wilcon, as this acquisition closed on June 26, 2017.